Exhibit 99.1

For Immediate Release

ARMORED AUTOGROUP ANNOUNCES PRELIMINARY ESTIMATES OF FINANCIAL RESULTS FOR SECOND QUARTER 2014

Danbury, Conn., July 17, 2014 — In connection with Armored AutoGroup Inc.’s (“Armored AutoGroup” or the “Company”) previously announced consent solicitation, upon the terms and subject to the conditions set forth in a Consent Solicitation Statement dated July 8, 2014 (as amended or supplemented, the “Statement”), in connection with its 9.25% Senior Notes due 2018, the Company is providing certain preliminary estimates of certain financial results for the quarter ended June 30, 2014.

The Company expects to report net sales in excess of $81 million for the quarter ended June 30, 2014, an increase on a year-over-year basis of more than 1% as compared to $80.1 million for the quarter ended June 30, 2013.  The Company expects to report Adjusted EBITDA between $19 million and $20 million, an increase on a year-over-year basis of 19.8%, at the midpoint of the range, as compared to $16.3 million for the quarter ended June 30, 2013.

The Statement contemplates certain financing transactions of the Company and an affiliate, IDQ Acquisition Corp. (“IDQ”).  IDQ expects to report revenues of approximately $75 million for the quarter ended June 30, 2014, an increase on a year-over-year basis of 3% as compared to $72.6 million for the quarter ended June 30 2013.  IDQ expects to report Adjusted EBITDA between $30 million and $31.5 million, an increase on a year-over-year basis of 10.2%, at the midpoint of the range, as compared to $27.9 million for the quarter ended June 30, 2013.

On a pro forma basis assuming that Armored AutoGroup Parent Inc. were to contribute AAG IDQ Acquisition Corporation and its shares of IDQ to the capital of the Company as described in the Statement, the Company would have net sales for the latest twelve months (“LTM”) ended June 30, 2014 in excess of $442 million.  Pro Forma Adjusted EBITDA for the combined entity for the LTM period ended June 30, 2014 is estimated to be between $145.0 million and $147.5 million.  The Pro Forma Adjusted EBITDA estimates include the same pro forma calculation methodology set forth in the Statement.

Adjusted EBITDA is defined as net earnings before interest expense (net), income taxes, depreciation and amortization and adjustments identified by management as non-operating, unusual and/or non-cash in nature.  Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net earnings or other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity.  These and other limitations are described in the Statement.

Armored AutoGroup and IDQ have provided a range for the preliminary results described above primarily because their financial closing procedures for the quarter ended June 30, 2014 are not yet complete.  As a result, there is a possibility that their final results will vary from the preliminary estimates.  Armored AutoGroup and IDQ currently expect that their final results will be within the ranges described above.  They currently expect to complete their closing procedures for the second quarter of 2014 in August 2014.

This press release is for informational purposes only and the consent solicitation is only being made pursuant to the terms of the Statement and the accompanying Form of Consent.  This communication does not constitute an offer to sell or the solicitation of an offer to sell any consents with respect to any security.

ABOUT ARMORED AUTOGROUP

Armored AutoGroup is the leading global manufacturer and marketer of automotive appearance, performance, and do-it-yourself A/C recharge products sold under iconic brands that include Armor All®, STP®, A/C Pro®, and Tuff Stuff®.  Headquartered in Danbury, Connecticut, with key operations in Europe, the Americas and Asia, the Company has annual revenues approaching $500 million.  Armored AutoGroup has assembled a team of industry veterans with successful track records in innovation and solutions for the automotive aftermarket, experience managing global businesses, and making successful acquisitions.  The global Armored AutoGroup team consists of approximately 350 associates in locations throughout the world.

Armored AutoGroup was formed by Avista Capital Partners, a leading private equity investment firm, through the acquisition of the auto care division of Clorox in November, 2010. In March, 2014, the Company expanded the business with the purchase of IDQ Acquisition Corp., the leading manufacturer of do-it-yourself air conditioner recharge products.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The information herein may contain forward-looking statements including, without limitation, statements concerning our operations, our economic performance and financial condition.  Forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information.  These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified under “Risk Factors” in our Form 10-K Annual Report dated March 19, 2014.

The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements:  our inability to implement our business strategy in a timely and effective manner; global market and economic conditions; competition from other companies; the loss of significant customers or customer relations; our reliance on complex information systems; the cost of capital expenditures required for our businesses; levels of customers’ advertising and marketing spending, which may be impacted by economic factors and general market conditions; developments in technology and related changes in consumer behavior;  fluctuations in raw material prices; our substantial indebtedness and our ability to service our debt;  fluctuations in currency exchange rates; unfavorable political conditions in international markets and risks relating to concentrations in international operations; our reliance on a limited number of suppliers; the seasonality of our business; the reliance of our businesses on limited production facilities; labor disturbances; environmental obligations and liabilities; an adverse outcome of pending or threatened litigation; the enforcement of intellectual property rights and the impact of changes in applicable law and regulations.

We caution you that the foregoing list of important factors is not exclusive.  In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements may not in fact occur.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or revise any of them in light of new information, future events or otherwise, except as required by law.  Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

The following information contains financial measures other than in accordance with generally accepted accounting principles and should not be considered in isolation from or as a substitute for the Company’s historical consolidated financial statements.  The Company presents this information because management uses it to monitor and evaluate the Company’s ongoing operating results and trends, and the covenants in its debt agreements are tied to these measures.  The Company believes this information provides investors with an understanding of the Company’s operating performance over comparative periods.